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                                                             Exhibit 12.1

                            AES Eastern Energy, L.P.
             Statement Regarding Ratio of Earnings to Fixed Charges
                      (In Thousands, Except Ratio Amounts)


                                                      Period From May 14,
                                                      1999 (Inception) to
                                                      September 30, 1999
                                                      --------------------

     Income from Continuing Operations                          $29,783

     Add: Fixed Charges                                          23,733
     Add: Amortization of Capitalized Interest                       57
     Less: Interest Capitalized                                  (5,187)
                                                      --------------------

     Earnings                                                    48,386
                                                      --------------------
     Fixed Charges:
         Interest expense and capitalized amounts
            (including construction related fixed
            charges)                                             23,733
         Net amortization of issuance costs
            (including capitalized amounts)           --------------------

     Total Fixed Charges                                        $23,733
                                                      ====================

     Ratio of Earnings to Fixed Charges                             2.04
                                                      ====================



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